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                                  EXHIBIT 23.2

                     CONSENT OF ELLIOT, DAVIS & COMPANY, LLP
                              INDEPENDENT AUDITORS



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                                                                   EXHIBIT 23.1

                     CONSENT OF ELLIOT, DAVIS & COMPANY, LLP
                              INDEPENDENT AUDITORS



We consent to the reference under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the SouthBanc Shares, Inc. 1998 Stock Option Plan, SouthBanc Shares, Inc. Management Recognition and Development Plan, Perpetual Bank. 1997 Stock Option Plan, Perpetual Bank Management Recognition and Development Plan and Perpetual Bank 1993 Stock Option and Incentive Plan and to the incorporation by reference therein of our report dated November 20, 1998, with respect to the consolidated financial statements SouthBanc Shares Inc., included in its Form 10-K for the year ended September 30, 1998 filed with the Securities and Exchange Commission.


                                    /s/ Elliott, Davis & Company LLP


Greenville, South Carolina
June 2, 1999